Exhibit 99.1
                                                                ------------

April 29, 2003


Don Marshall, Chief Executive Officer
Digital Courier Technologies, Inc.
348 East 6400 South, Suite 220
Salt Lake City, Utah 84107

Re: Letter of Intent - Merger of Digital Courier Technologies, Inc. with Subsidiary of FreeStar Technology Corporation

Dear Mr. Marshall:

         This Letter of Intent ("LOI") is for the purpose of setting forth the proposed terms of an agreement in principle pursuant to which FreeStar Technology Corporation, a Nevada corporation ("FreeStar"), will acquire one hundred percent (100%) of the issued and outstanding common stock of Digital Courier Technologies, Inc., a Delaware corporation, from the shareholders of Digital ("Digital"), pursuant to a statutory merger (the "Merger") of Digital with and into a subsidiary of FreeStar. FreeStar and Digital are sometimes hereinafter referred to singularly as a "Company" and together as the "Companies".

         1. MERGER. Subject to the terms and conditions contained in a definitive agreement and plan of reorganization and merger (the "Definitive Agreement") among FreeStar, a to-be-incorporated wholly owned subsidiary of FreeStar ("Merger Sub"), and Digital, on the Effective Date (as defined below), among other things to be set forth in the Definitive Agreement, the following shall occur:

              (a) Digital shall be merged with and into Merger Sub, with Merger Sub to be the surviving corporation; and

              (b) Without any further action by any of the Digital stockholders, each outstanding share of Digital common stock outstanding or deemed to be outstanding  upon  the  assumed  conversion  of any  preferred  stock  or  other convertible instruments as a result of the consummation of the Merger shall be converted into the right to receive that number of validly issued, fully paid, nonassessable and registered shares of FreeStar common stock ("Merger Shares"), equal to (i) the greater of (A) Ten Million (10,000,000) shares, or (B) that number of shares equal to One Million Eight Hundred Thousand Dollars ($1,800,000) divided by the Closing Price, (ii) divided by the number of shares of Digital common stock outstanding or deemed to be outstanding as of the Effective Date. "Closing Price" shall mean the average of (A) the Bid Price on the business day immediately preceding the date of this LOI, and (B) the Bid Price on the fifth (5th) business day immediately prior to the Effective Date. "Bid Price" shall mean the closing "bid" price of a share of FreeStar common stock as reported on the OTC Bulletin Board for the applicable date. The Merger Shares shall be issued pursuant to an effective registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and pursuant to compliance with any applicable state securities laws requiring registration of securities.

Digital Courier Technologies, Inc.
April 29, 2003
Page 2 of 6


         2. CLOSING CONDITIONS. The consummation of the Merger and any other transactions contemplated by the Definitive Agreement by each of the Companies shall be subject to the fulfillment of customary conditions, including, in addition to the conditions set forth in the Definitive Agreement, the following conditions precedent:

              (a) the negotiation and execution of the Definitive Agreement with respect to the transactions contemplated hereby;

              (b) the formal approval of the Board of Directors and shareholders of each of the Companies;

              (c) the effectiveness of a registration statement on Form S-4 filed with the Securities and Exchange Commission ("SEC") and covering the Merger Shares, and the submission of any other required filings with the SEC;

              (d) the receipt of all required third-party, regulatory and governmental approvals, if any;

              (e) the completion by each of the Companies of its due diligence investigation concerning the other Company to each Company's satisfaction, to be determined in each Company's sole discretion;

              (f) obtaining any necessary consents, approvals or waivers from the holders of any class of preferred stock, debt instruments or contracts necessary in the judgment of either party and their counsel to consummate the transactions contemplated hereby, including without limitation the holders of Digital's Series D Convertible Preferred Stock;

              (g) at FreeStar's expense, rendering of a fairness opinion by an independent broker-dealer firm in connection with all contemplated transactions that the transaction is fair to FreeStar, and the stockholders of Digital; and

              (h) the absence of the occurrence of a material adverse effect in respect of either Company; and

              (i) waiver of dissenters rights by not less than 95% of all holders of the common stock of Digital outstanding or deemed to be outstanding as of the Effective Date.

         3. CLOSING. It is anticipated that the consummation of the purchase agreement contemplated herein will occur on or before September 30, 2003, or such other date as the parties may agree (the "Closing Date"), and that the Merger will become effective on the next business days following the Closing Date, (the "Effective Date").

Digital Courier Technologies, Inc.
April 29, 2003
Page 3 of 6

         4. DEFINITIVE AGREEMENT. The Definitive Agreement with respect to the transactions contemplated hereby will contain mutually agreeable representations and warranties, mutually agreeable provisions for indemnification and other appropriate and customary terms and conditions.

         5. PRE-CLOSING OBLIGATIONS.

              (a) Digital. Except as contemplated or otherwise consented to by FreeStar in writing, after the date of this LOI Digital shall carry on the business in the ordinary course. In furtherance of and in addition to such restriction, (i) Digital shall not: amend its charter documents or bylaws; merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any corporation, partnership or other business organization or business division thereof; split, combine or reclassify its outstanding capital stock; enter into any contract or otherwise incur any liability outside the ordinary course of business; discharge or satisfy any encumbrance or pay or satisfy any material liability except pursuant to the terms thereof; compromise, settle or otherwise adjust any material claim or litigation; make any capital expenditure involving in any individual case more than $50,000; incur any indebtedness for borrowed money or issue any debt securities; declare or pay any dividend or other distribution on its capital stock; materially decrease its working capital; increase the salaries or other compensation payable to any employee, or take any action, or fail to take any reasonable action within its control, as a result of which a material event would be likely to occur; and (ii) Digital shall preserve intact the current business organization of that company. Notwithstanding the foregoing, FreeStar acknowledges and agrees that Digital is, as of the date of this LOI, in the process of effecting a 100 for 1 reverse stock split and the amendment to its certificate of incorporation to change its name, which corporate actions Digital intends to complete and which shall not be deemed to be a violation of the pre-closing covenants otherwise set forth in this Section 5(a).

              (b) FreeStar. Except as contemplated or otherwise consented to by Digital in writing, after the date of this LOI, FreeStar shall carry on the business in the ordinary course. In furtherance of and in addition to such restriction, and except to the extent publicly announced on or prior to the date of this LOI, (i) FreeStar shall not: amend its charter documents or bylaws; split, combine or reclassify its outstanding capital stock; enter into any contract or otherwise incur any liability outside the ordinary course of business; discharge or satisfy any encumbrance or pay or satisfy any material liability except pursuant to the terms thereof; compromise, settle or otherwise adjust any material claim or litigation; make any capital expenditure involving in any individual case more than $50,000; incur any indebtedness for borrowed money or issue any debt securities; declare or pay any dividend or other distribution on its capital stock; materially decrease its working capital; increase the salaries or other compensation payable to any employee, or take any action, or fail to take any reasonable action within its control, as a result of which a material event would be likely to occur; and (b) FreeStar shall preserve intact the current business organization of that company.

Digital Courier Technologies, Inc.
April 29, 2003
Page 4 of 6

         6. CONFIDENTIALITY. Except to the extent that information with respect to either Company provided by it, or discovered by the other Company, is in the public domain without breach of any obligation of confidentiality, such information concerning each Company is hereinafter referred to as "Confidential Information." Prior to the consummation of the Merger, neither Company shall disclose Confidential Information of the other, except on a confidential basis, to its respective employees, accountants, attorneys and other professional advisors or as otherwise expressly provided herein, without the prior written consent of the other Company. If at any time either Company is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas or similar legal process) to disclose any Confidential Information of the other Company, it (to the extent reasonably practical) shall promptly notify the Company so that such Company may seek an appropriate protective order and/or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, in the reasonable opinion of counsel for either Company, such Company is compelled to disclose Confidential Information of the other Company to any tribunal or any governmental agency, it may disclose such information to such tribunal or agency without liability hereunder. If the Merger is not consummated, neither Company will use the other Company's Confidential Information in any way, including without limitation, to compete with the disclosing Company. The Companies understand and agree that money damages would not be an adequate remedy for any breach of this Section 6 by either Company or any of its representatives or agents and that the non-breaching party shall be entitled to seek equitable relief, including injunctive relief and specific performance (without the posting of a bond in connection therewith), if the other party or any of its representatives or agents breach or threaten to breach any provision of this
Section 6.

         7. EXPENSES. Except as may be otherwise provided in the Definitive Agreement, the Companies shall each pay their respective expenses (including fees and expenses of legal counsel) in connection with the transactions contemplated hereby, provided, however, that FreeStar shall pay all expenses associated with the preparation and filing of the registration statement on Form S-4 that shall cover the Merger Shares.

         8. EXCLUSIVITY. Unless this Agreement has been terminated earlier as set forth in Section 12 during the period ending sixty (60) days following the date of this LOI, the Board of Directors and officers of Digital agree that they will not solicit proposals or provide any information to any third party for the purpose of sale, tender offer or asset purchase with any entity except FreeStar. Each such officer or director agrees that he will vote his capital stock in favor of the Merger, assuming a Definitive Agreement is negotiated and executed by Digital and FreeStar. If any officer or director sell or otherwise dispose of any capital stock during such 60-day period, he will retain legal proxy rights to such shares and will vote such shares in favor of the Merger.

         9. PUBLIC DISCLOSURE. Neither of the Companies shall make any public disclosure concerning the subject matter hereof or the transactions contemplated hereby without the prior written consent of the other. The parties agree to prepare a mutually acceptable press release or releases with respect to the transactions contemplated hereby, which will be released by the Companies at a

Digital Courier Technologies, Inc.
April 29, 2003
Page 5 of 6

mutually agreed upon time after the execution of this LOI. Any violation of this
Section 9 by either Company shall be deemed a material breach of this LOI and shall entitle the other Company to immediately terminate this LOI and all transactions contemplated hereby.

         10. PREPARATION. Each of the Companies agrees to provide the other Company and its advisors full access to its books, records and premises in order to enable them to complete their "due diligence" with respect to the purchase and sale and related transactions. Subject to Section 12, each of the Companies agrees to negotiate in good faith and cooperate with the other party in connection with the preparation of the Definitive Agreement, to use its commercially reasonable efforts to complete such preparation and execute and deliver definitive agreements prior to May 31, 2003 and to close the transactions contemplated hereby as expeditiously as possible thereafter but in no event later than September 30, 2003. The parties further agree to cooperate in connection with the preparation of any required governmental or regulatory filings.

         11. TERMINATION. The obligations of the Companies under this LOI may be terminated (a) by mutual agreement of the Companies; (b) by either Company if the definitive agreements have not been executed on or prior to May 31, 2003; or
(c) prior thereto, if the other Company is no longer negotiating in good faith as provided in Section 10 or if the Board of Directors of such Company determines in the good faith exercise of its fiduciary duties that such termination is in the best interests of such Company. In the event either of the Companies decides to terminate this Agreement, it shall, to the extent reasonably practical, endeavor to inform the other Company of the reasons for such decision, to provide the other Company ten days' prior written notice of its intention to terminate and to afford the other party an opportunity during such ten-business day period to address the reasons for such termination.

         12. NATURE OF AGREEMENT. The Companies acknowledge that this LOI is a statement of their mutual intention only, and unless the Definitive Agreement is executed and delivered by the Companies, there are no legally binding agreements between the Companies with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the provisions of paragraphs 6, 7, 8, 9, 10, 11 and 12 hereof shall constitute binding legal agreements, shall be enforceable against the parties in accordance with their respective terms and shall survive any termination of the transactions contemplated hereby.

         13. GOVERNING LAW. This LOI shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts made and wholly to be performed within such state.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                      [SIGNATURE PAGE FOLLOWS IMMEDIATELY]

Digital Courier Technologies, Inc.
April 29, 2003
Page 6 of 6

If you are in agreement with the terms and conditions of this LOI, please sign and date the enclosed duplicate of this LOI in the space provided below and return it to the undersigned.

Very truly yours,

FREESTAR TECHNOLOGY CORPORATION


By: /s/ Paul Egan
   -----------------------------------------
        Paul Egan, President


COUNTERSIGNED:

DIGITAL COURIER TECHNOLOGIES, INC.



By: /s/ Don Marshall
   -----------------------------------------
Don Marshall, Chief Executive Officer


Date:   April 30, 2003
       -------------------------------------